UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2015

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

The Audit Committee of the Company’s Board of Directors (the "Audit Committee") has concluded a competitive process to select a firm to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The Audit Committee invited three firms to participate in this process.

As a result of that process, on December 11, 2015, the Audit Committee appointed Moss Adams LLP ("Moss Adams”) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The Company’s formal engagement of Moss Adams remains subject to Moss Adams completing its client acceptance process.

In conjunction with the selection of Moss Adams to serve as the Company's independent registered public accounting firm, on December 11, 2015, the Audit Committee dismissed PricewaterhouseCoopers LLP ("PwC") from that role effective upon the issuance by PwC of its reports on the Company's consolidated financial statements for the fiscal year ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015 to be included in the Company's Annual Report on Form 10-K for that fiscal year.

PwC's audit reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2014 and December 31, 2013 and during the subsequent interim period through December 11, 2015, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in their reports on the Company's consolidated financial statements for such years.

During the fiscal years ended December 31, 2014 and December 31, 2013 and during the subsequent interim period through December 11, 2015 there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K that occurred or were identified, except as follows.

As previously reported in the Company’s Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2013, management identified a control deficiency that constituted a material weakness in the Company’s internal control over financial reporting as of December 31, 2013. Specifically, the Company did not design and maintain effective controls over impairment assessment of goodwill. The Company did not design and maintain effective controls related to the critical review of assumptions, data inputs and results of the goodwill impairment analysis, and the identification of changes in events and circumstances that indicate it is more likely than not that a goodwill impairment has occurred between annual impairment tests. The material weakness was remediated during the quarter ended September 30, 2015.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K (the "Report") prior to the time the Report was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PwC's letter, dated December 16, 2015, is attached hereto as Exhibit 16.1.

During the fiscal years ended December 31, 2014 and December 31, 2013, respectively, and the subsequent interim period through December 11, 2015, neither the Company nor anyone acting on its behalf has consulted with Moss Adams on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter to Securities and Exchange Commission from PricewaterhouseCoopers LLP dated December 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on December 16, 2015.

NORTHWEST PIPE COMPANY
(Registrant)

By:	/s/ Robin Gantt
Robin Gantt,
Senior Vice President, Chief Financial Officer and Corporate Secretary